UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 29, 2022
Biohaven Pharmaceutical Holding Company Ltd.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38080	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
c/o Biohaven Pharmaceuticals, Inc.
215 Church Street
New Haven, Connecticut 06510
(Address of principal executive offices, including zip code)
(203) 404-0410
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, no par value	BHVN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
On September 29, 2022, Biohaven Pharmaceutical Holding Company Ltd. (“Biohaven” or the “Company”) held its special meeting of shareholders (the “Special Meeting”) in connection with the vote by the shareholders of the Company:
•to approve (a) the Agreement and Plan of Merger, dated as of May 9, 2022, by and among Biohaven, Pfizer Inc. (“Pfizer”) and Bulldog (BVI) Ltd. (“Merger Sub”), a wholly owned subsidiary of Pfizer, pursuant to which Merger Sub will be merged with and into Biohaven (the “Merger”), with Biohaven surviving the Merger as a wholly owned subsidiary of Pfizer, (b) the Plan of Reverse Triangular Merger attached as Annex C to the Company’s Definitive Proxy Statement on Schedule 14A, filed on August 30, 2022 (the “Proxy Statement”) and the Plan of Forward Triangular Merger attached as Annex D to the Proxy Statement and (c) the Separation and Distribution Agreement, dated as of May 9, 2022 (the “Distribution Agreement”), by and between the Company and Biohaven Research Ltd., a wholly owned subsidiary of the Company (“SpinCo”), pursuant to which, on the terms and subject to the conditions set forth in the Distribution Agreement, immediately prior to the effective time of the Merger: (i) the Company will effect a pre-closing reorganization, which will result in (x) SpinCo owning, assuming or retaining certain assets and liabilities of the Company and its subsidiaries related to the Company’s pipeline assets and businesses, and (y) the Company owning, assuming or retaining all other assets and liabilities, including those associated with the Company’s platform for the research, development, manufacture and commercialization of calcitonin gene-related peptide receptor (“CGRP”) antagonists, including rimegepant, zavegepant and the Heptares Therapeutics Limited pre-clinical CGRP portfolio; and (ii) thereafter, the Company will distribute to its shareholders as of the record date (the “Distribution”) all of the issued and outstanding common shares of SpinCo, no par value (the “SpinCo Common Shares”), on a pro rata basis, at a ratio of one SpinCo Common Share for every two common shares of the Company (the “Spin-Off”) (collectively, the “Transaction Proposal”);
•to approve, by non-binding, advisory vote, certain compensatory arrangements for the Company’s named executive officers in connection with the Merger and the Spin-Off (the “Named Executive Officer Compensation Proposal”); and
•to approve the proposal to adjourn the Special Meeting, if necessary, desirable or appropriate, to solicit additional proxies if, at the time of the Special Meeting, there are an insufficient number of votes in favor of adopting the Transaction Proposal (the “Adjournment Proposal”).

As of the close of business on August 29, 2022, the record date for the shareholders entitled to vote at the Special Meeting, there were 71,551,672 common shares of the Company, no par value, outstanding and entitled to vote, each of which was entitled to one vote for each proposal at the Special Meeting, and 1,559 of the Company’s series A preferred shares, no par value, each of which was entitled to 1,000 votes for each proposal at the Special Meeting. 59,793,677 votes were present or represented by proxy at the Special Meeting, which number constituted a quorum.

The proposals were approved by the requisite votes of Biohaven’s shareholders. The final voting results for each proposal are set forth below. For more information on each of these proposals, see the Proxy Statement.

Proposal 1: Transaction Proposal.

Biohaven’s shareholders approved the Transaction Proposal by the votes set forth in the table immediately below:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
59,714,088	3,054	76,535	-

Proposal 2: Named Executive Officer Compensation Proposal.

Biohaven’s shareholders approved, by non-binding, advisory vote, the Named Executive Officer Compensation Proposal by the votes set forth in the table immediately below:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
55,473,638	3,590,075	729,964	-

Proposal 3: Adjournment Proposal.

Because there were sufficient votes from Biohaven shareholders to approve the Transaction Proposal, adjournment of the Special Meeting was unnecessary and the Adjournment Proposal was not called.

Item 8.01    Other Events.

On September 29, 2022, the Board of Directors of Biohaven approved the Distribution. The Distribution and the closing of the Merger are both expected to occur on October 3, 2022, subject to satisfaction or waiver of customary closing conditions.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
104	The cover page of this Current Report on Form 8-K formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 29, 2022

Biohaven Pharmaceutical Holding Company Ltd.

By:	/s/ Matthew Buten
Matthew Buten
Chief Financial Officer

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